                               OFFER TO EXCHANGE
                         0.836 SHARES OF COMMON STOCK,
                         PAR VALUE $0.10 PER SHARE, OF
                              MMI COMPANIES, INC.
             FOR EACH OF THE OUTSTANDING AMERICAN DEPOSITARY SHARES
                  EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS OF
                           UNIONAMERICA HOLDINGS PLC
             REPRESENTING ALL OF THE OUTSTANDING ORDINARY SHARES OF
                           UNIONAMERICA HOLDINGS PLC
    THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 5, 1997, UNLESS THE OFFER IS EXTENDED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT BETWEEN MMI COMPANIES, INC. AND UNIONAMERICA HOLDINGS PLC DATED JUNE 25, 1997 (THE "EXPIRATION DATE"). UNIONAMERICA ADSS WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (OTHER THAN THOSE UNIONAMERICA ADSS WHICH ARE TENDERED BY CERTAIN UNIONAMERICA SECURITYHOLDERS (THE "SELLING STOCKHOLDERS") WHO HAVE EXECUTED IRREVOCABLE UNDERTAKINGS TO ACCEPT THE OFFER (THE "UNDERTAKINGS")). AT THE EXPIRATION DATE, INCLUDING ANY EXTENSION THEREOF, AND UPON SATISFACTION OR, WHERE PERMITTED, WAIVER OF THE CONDITIONS OF THE OFFER, ALL UNIONAMERICA ADSS VALIDLY TENDERED AND NOT VALIDLY WITHDRAWN WILL BE EXCHANGED.

To our clients:

    Enclosed for your consideration are the Offer to Exchange/Prospectus, dated November 5, 1997 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") in connection with the offer (the "Offer") by MMI Companies, Inc., a Delaware corporation ("MMI"), to exchange 0.836 shares of MMI common stock, par value $0.10 per share (the "MMI Common Stock"), for each outstanding American Depositary Share (a "Unionamerica ADS"), each representing one ordinary share, nominal value $0.0448 per share (the "Unionamerica Common Stock"), of Unionamerica Holdings plc, a corporation registered in England and Wales under the Companies Act 1985 of Great Britain, as amended (the "Companies Act") with registered number 2822469 ("Unionamerica"), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

    We hold Unionamerica ADSs for your account. This material is being forwarded to you as the beneficial owner of Unionamerica ADSs carried by us in your account but not registered in your name.

    A tender of such Unionamerica ADSs can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Unionamerica ADSs held by us for your account.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Unionamerica ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is called to the following:

    1. MMI is offering to acquire each outstanding Unionamerica ADS in exchange for shares of MMI Common Stock equal to the Exchange Ratio. The Exchange Ratio (as defined in the Prospectus) is 0.836 shares of MMI Common Stock for each Unionamerica ADS.

    2.  The Offer is being made for all outstanding Unionamerica ADSs.

    3. Each share of MMI Common Stock issued in connection with the Offer will be accompanied by a right (a "Right") which will entitle the registered holder thereof to purchase from MMI a unit consisting of one one-hundredth of a share (a "Unit") of Series B Junior Participating Preferred Stock of MMI, par
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value $20.00 per share, at a purchase price of $75.00 per Unit, subject to adjustment, pursuant to a Rights Agreement between MMI and ChaseMellon Shareholder Services L.L.C., as Rights Agent.

    4. The Offer is being made pursuant to an Acquisition Agreement dated as of June 25, 1997 by and between MMI and Unionamerica (the "Acquisition Agreement").

    5. MMI's obligation to exchange shares of MMI Common Stock for Unionamerica ADSs pursuant to the Offer is subject to a number of Conditions (as defined in the Prospectus), including (i) the acceptance of the Offer by holders of at least 90% of the outstanding Unionamerica ADSs; provided, however, that this 90% level may be reduced by MMI, but only with the prior written consent of Unionamerica, to a level less than 90% but greater than 50%, (ii) approval of the issuance of MMI Common Stock by MMI's stockholders, and (iii) various regulatory approvals in the United Kingdom and in the United States.

    6. Upon consummation of the Offer, and in the event that at least 90% of the outstanding Unionamerica ADSs are tendered in the Offer, MMI will apply the provisions of Sections 428 to 430F of the Companies Act to effect a compulsory acquisition of any remaining outstanding Unionamerica ADSs (the "Compulsory Acquisition"). Upon consummation of the Offer and the Compulsory Acquisition (collectively, the "Proposed Acquisition"), Unionamerica will become a wholly-owned subsidiary of MMI.

    7. The Board of Directors of Unionamerica has determined that the Proposed Acquisition is fair to, and in the best interests of, the holders of outstanding Unionamerica ADSs (the "Unionamerica Securityholders").

    8. Tendering Unionamerica Securityholders will not be obligated to pay brokerage fees or commissions, or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes, on the transfer of Unionamerica ADSs pursuant to the Offer.

    If you wish to have us tender any or all of your Unionamerica ADSs, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Unionamerica ADSs, all such Unionamerica ADSs will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us as soon as possible, and in any event no later than November 28, 1997 (unless the Offer is extended), so that we have ample time to submit a tender on your behalf.

    The Offer is made solely by the Prospectus and the related Letter of Transmittal and is being made to all persons holding Unionamerica ADSs. MMI has advised us that it is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any statute, law or regulation. If MMI becomes aware of any statute, law or regulation prohibiting the making of the Offer or the acceptance of Unionamerica ADSs pursuant thereto, MMI has advised us that it will made a good faith effort to comply with such statute, law or regulation. If, after such good faith effort, MMI cannot comply with such statute, law or regulation, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the Unionamerica Securityholders in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of MMI by Smith Barney Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                         0.836 SHARES OF COMMON STOCK,
                         PAR VALUE $0.10 PER SHARE, OF
                              MMI COMPANIES, INC.
             FOR EACH OF THE OUTSTANDING AMERICAN DEPOSITARY SHARES
                  EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS OF
                           UNIONAMERICA HOLDINGS PLC
             REPRESENTING ALL OF THE OUTSTANDING ORDINARY SHARES OF
                           UNIONAMERICA HOLDINGS PLC

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange/Prospectus, dated November 5, 1997 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal") in connection with the offer (the "Offer") by MMI Companies, Inc., a Delaware corporation ("MMI"), to exchange 0.836 shares of MMI common stock, par value $0.10 per share (the "MMI Common Stock"), for each outstanding American Depositary Share (a "Unionamerica ADS"), each representing one ordinary share, nominal value $0.0448 per share (the "Unionamerica Common Stock"), of Unionamerica Holdings plc, a corporation registered in England and Wales under the Companies Act 1985 of Great Britain, as amended, with registered number 2822469 ("Unionamerica"), upon the terms and subject to the conditions set forth in such Prospectus and Letter of Transmittal.

    This will instruct you to tender the number of Unionamerica ADSs indicated below (or, if no number is indicated below, all Unionamerica ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

Number of Unionamerica ADSs Tendered*         SIGN HERE

------------------------ Unionamerica ADSs    -------------------------------------------

Account Number: ------------------------

*Unless otherwise indicated, it will be       -------------------------------------------
assumed that all Unionamerica ADSs held by    (Signature(s))
us for your account are to be tendered.

                                              -------------------------------------------

Dated:           , 1997                       -------------------------------------------
                                              (Please type or print name(s))

                                              -------------------------------------------

                                              -------------------------------------------
                                              (Please type or print address)

                                              -------------------------------------------
                                              (Area Code and Telephone Number)

                                              -------------------------------------------
                                              (Taxpayer Identification or
                                              Social Security Number)